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                                                                    EXHIBIT 99.2

                                    FORM OF
                           INSTRUCTIONS AS TO USE OF
                     AIR & WATER TECHNOLOGIES CORPORATION
                              RIGHTS CERTIFICATES



                CONSULT THE SUBSCRIPTION AND INFORMATION AGENT,
                    YOUR BANK OR BROKER AS TO ANY QUESTIONS


  The following instructions relate to a Rights Offering (as defined hereinafter) by Air & Water Technologies Corporation, a Delaware corporation (the "Company"), to the holders of record ("Recordholders") of its Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), as
described in the Company's Prospectus dated               , 1997 (the
"Prospectus").  Recordholders of Class A Common Stock at the close of business
on              , 1997 (the "Record Date") are receiving transferable
subscription rights (the "Rights") to subscribe for and purchase additional shares of Class A Common Stock (the "Underlying Shares") (subject to the Company's obligation to issue shares of its Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), in certain circumstances). An
aggregate of        Underlying Shares are being offered by the Prospectus.
Each Recordholder will receive Rights for each share of Class A Common Stock owned of record as of the close of business on the Record Date. The Rights will
expire, if not exercised, at 5:00 p.m., New York City time, on           , 1998,
unless extended for up to ten days in the sole discretion of the Company (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by the Subscription and Information Agent after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Date by giving oral or written notice to the Subscription and Information Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by transferable Rights certificates (the "Rights Certificates"). The Rights will be traded on the American Stock Exchange up to the close of business on the last trading day prior to the Expiration Date. As used herein, the term "Rights Offering" means the offering of securities pursuant to (i) the Basic Subscription Privilege (as defined hereinafter), (ii) the Oversubscription Privilege (as defined hereinafter) and (iii) the Conditional CGE Subscription (as defined hereinafter).

  Each Right allows the holder to acquire, upon payment of $        in cash
(the "Subscription Price"), one share of Class A Common Stock (the "Basic Subscription Privilege") (subject to the Company's obligation to issue Class B Common Stock in certain circumstances). In addition, each holder of Rights other than Compagnie Generale des Eaux ("CGE"), the beneficial owner of % of the outstanding Class A Common Stock, and Anjou International Company, a wholly owned subsidiary of CGE ("Anjou"), which elects to exercise the Basic Subscription Privilege may also subscribe (the "Oversubscription Privilege") at the Subscription Price for additional shares of Class A Common Stock, up to the amount offered by the Prospectus, that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares"), subject to availability and proration as described below and the Company's obligation to issue Class B
Common Stock in certain circumstances. Shares of Class A Common Stock (subject to the Company's obligation to issue Class B Common Stock in certain circumstances) will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Underlying Shares are not subscribed for pursuant to the Basic Subscription Privilege. The Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares each beneficial holder exercising the Oversubscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder
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subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Oversubscription Privilege on the same pro rata basis outlined above; such proration will be repeated until all Excess Shares have been allocated to the full extent of the Oversubscription Privilege; provided further, however, that CGE will not be allocated any Excess Shares pursuant to the Conditional CGE Subscription until all other Rights holders exercising their Oversubscription Privilege have been allocated the number of Excess Shares for which they oversubscribed. See "The Rights Offering--Subscription Privileges" in the Prospectus.

          In addition, the Company will issue on a pro rata basis to Rights holders (other than CGE and Anjou) who purchase shares in the Rights Offering an aggregate number of transferable warrants (the "Warrants") to purchase shares of Class A Common Stock at an exercise price of $2.50 per share. The number of Warrants actually issued by the Company will depend on the proportion of Rights exercised by Rights holders (other than CGE and Anjou) in the Rights Offering. See "Description of Warrants" in the Prospectus.

          CGE, as of the date of the Prospectus, beneficially owns an aggregate
of    shares of Class A Common Stock.  CGE has agreed to exercise in full its
Basic Subscription Privilege to subscribe for     shares of Class A Common
Stock. In addition, in the event that all Underlying Shares are not purchased pursuant to the Rights Offering (including pursuant to the Oversubscription Privilege), CGE will subscribe for and purchase at the Subscription Price an additional number of shares of Class A Common Stock (the "Conditional CGE Subscription") (subject to the Company's obligation to issue Class B Common Stock in certain circumstances). The total number of shares subscribed for by CGE and its subsidiaries pursuant to the Conditional CGE Subscription will be no greater than (i) the total number of shares of Class A Common Stock available to be purchased by Rights holders (other than CGE and Anjou) in the Rights Offering, minus (ii) the total number of shares of Class A Common Stock actually purchased by Rights holders (other than CGE and Anjou) in the Rights Offering, and in no event will the gross proceeds resulting from CGE's and its subsidiaries' Basic Subscription Privilege and the Conditional CGE Subscription exceed $185 million.

          Concurrently with the Rights Offering, the Company is conducting the Consent Solicitation (as defined in the Prospectus) to eliminate the Change of Control Provision (as defined the Prospectus) in the indenture governing the Company's outstanding 8% Convertible Debentures due 2015 (the "Convertible Debentures") . In the event the Requisite Consents (as defined in the Prospectus) are not obtained prior to the Expiration Date and the exercise of the Basic Subscription Privilege or Oversubscription Privilege or Conditional CGE Subscription would cause a person's beneficial ownership of Class A Common Stock to exceed 74%, the Company shall be obligated to issue to such person only such number of shares of Class A Common Stock as would casue such person's beneficial ownership of the Company's voting power to equal 74% of the outstanding voting power. Any additional shares to be issued thereunder shall be shares of Class B Common Stock. Prior to the Expiration Date, the Company intends to effect the Charter Amendment (as defined in the Prospectus), among other things, to amend the terms of the Class B Common Stock such that the Class A Common Stock and the Class B Common Stock will be identical in all respects except that (i) the Class B Common Stock will not be entitled to vote and (ii) the Class B common Stock will automatically convert into Class A Common stock immediately upon the earlier of August 1, 2000 or seventy-five days following the termination (by amendment of the indenture, redemption of the Convertible Debentures or otherwise) of the Change of Control Provision. Based upon the current ownership of Class A Common Stock, the Company does not believe that any stockholder other than CGE would be issued Class B Common Stock in the event the Company fails to obtain the Requisite Consents.

No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed to each Recordholder has been rounded up to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, gross proceeds to the Company will equal $210 million.

The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise, transfer or sale of your Rights by completing the appropriate form or forms on your Rights Certificate and returning the certificate to the Subscription and Information Agent in the envelope provided.

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YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND PAYMENT OF THE
SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AND INFORMATION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE.

          1.  METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS

          To exercise Rights, complete Form 1 of your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription and Information Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription and Information Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal or express money order payable to
, as Subscription and Information Agent, or (b) by wire transfer of same-day funds, to the account maintained by the Subscription and Information Agent for
purposes of accepting subscriptions in the Rights Offering at      ABA No.
, Acct. No.          , (the "Subscription Account").  Any wire transfer should
clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription and Information Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription and Information Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal or express money order or (iii) receipt of collected funds in the Subscription Account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

          The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery, as defined below, must be delivered to the Subscription and Information Agent by one of the methods described below:


                                                           Telephone Number for
By Mail:                        By Hand:                       Confirmation:




                             By Overnight Courier:




          Delivery to an address other than those above does not constitute valid delivery.


          You may also transfer your Rights Certificate to your bank or broker in accordance with the procedures specified in Section 3(a) below, by making arrangements for the delivery of funds on your behalf and requesting such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a

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written guarantee substantially in the form of Exhibit A to these instructions
(the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. ("NASD"), or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an "Eligible Institution"), to be received by the Subscription and Information Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription and Information Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription and Information Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription and Information Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription and Information Agent by facsimile transmission (Telecopy No.:
). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription and Information Agent at the address, or by calling the telephone number, set forth above.

          BANKS, BROKERS AND OTHER NOMINEE HOLDERS OF RIGHTS WHO EXERCISE THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVERSUBSCRIPTION PRIVILEGE ON BEHALF OF BENEFICIAL OWNERS OF RIGHTS WILL BE REQUIRED TO CERTIFY TO THE SUBSCRIPTION AND INFORMATION AGENT AND THE COMPANY, IN CONNECTION WITH THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE AS TO THE AGGREGATE NUMBER OF RIGHTS THAT HAVE BEEN EXERCISED, AND THE NUMBER OF UNDERLYING SHARES THAT ARE BEING SUBSCRIBED FOR PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE, BY EACH BENEFICIAL OWNER OF RIGHTS (INCLUDING SUCH NOMINEE ITSELF) ON WHOSE BEHALF SUCH NOMINEE HOLDER IS ACTING. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

          If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating in Form 1 of your Rights Certificate, the Subscription and Information Agent either (i) will issue to you a new Rights Certificate evidencing the unexercised Rights or (ii) if you so indicate in Form 2 of your Rights Certificate, will transfer the unexercised Rights in accordance with your instructions. A new Rights Certificate will be issued to you or transferred according to your instructions upon the partial exercise of Rights only if the Subscription and Information Agent receives a properly endorsed Rights Certificate no later than the fourth business day prior to the Expiration Date. After such time and date no new Rights Certificates will be issued. Accordingly, after such time and date if you exercise less than all of your Rights you will lose the power to exercise your remaining Rights. A new Rights Certificate will be sent by first class mail to you if the Subscription and Information Agent receives your properly completed Rights Certificate by 11:00
a.m. New York City time, on    , 1998.  Unless you make arrangements with the
Subscription and Information Agent, a new Rights Certificate received by the Subscription and Information Agent after 11:00 a.m. New York City time, on
, 1998 will be held for pick-up at the Subscription and Information Agent's hand delivery address provided above. All deliveries of newly issued Rights Certificates will be at your own risk.

          If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the

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"Subscription Excess"), then you will be deemed to have exercised the
Oversubscription Privilege to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Class A Common Stock (subject to the Company's obligation to issue shares of Class B Common Stock in certain circumstances) equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

          2.  ISSUANCE OF COMMON STOCK AND WARRANTS

          The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in Form 3 of your Rights Certificate.

          (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription and Information Agent will mail to each exercising Rights holder certificates representing shares of Class A Common Stock and shares of Class B Common Stock, if any, purchased pursuant to the Basic Subscription Privilege.

          (b) Oversubscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription and Information Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege certificates representing the number of shares of Class A Common Stock and shares of Class B Common Stock, if any, allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering--Subscription Privileges--Oversubscription Privilege" in the Prospectus.

          (c) Issuance of Warrants. As soon as practicable following the Expiration Date but in no event later than the date on which certificates representing Underlying Shares purchased pursuant to the Basic Subscription Privilege and Oversubscription Privilege are delivered to subscribers, the Subscription and Information Agent will mail certificates representing the appropriate number of Warrants to each Rights holder entitled to receive Warrants.

          (d) Cash Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription and Information Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

          3.  SALE OR TRANSFER OF RIGHTS

          (a) Sale of Rights Through a Bank or Broker. To sell all Rights evidenced by a Rights Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Rights Certificate to your bank or broker. Your Rights Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription and Information Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Subscription and Information Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either you or your bank or broker must instruct the Subscription and Information Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Section 4 of these instructions. The Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Section 3(a).

          (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and

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have your signature guaranteed by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new holder should deliver the Rights Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder, to the Subscription and Information Agent in ample time to permit the Subscription and Information Agent to take the desired action. Because only the Subscription and Information Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Subscription and Information Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in Section 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

          Rights holders wishing to transfer a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription and Information Agent, (ii) a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Rights Certificates to be exercised or sold by the recipients thereof. Neither the Company nor the Subscription and Information Agent shall have any liability to a transferee or transferor of Rights if Rights Certificates are not received in time for exercise or sale prior to the Expiration Date.

          The Company will pay all fees and expenses of the Subscription and Information Agent and has also agreed to indemnify the Subscription and Information Agent from certain liabilities which it may incur in connection with the Rights Offering. All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription and Information Agent.

          4.  DIVISION OF RIGHTS CERTIFICATE INTO SMALLER DENOMINATIONS

          To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription and Information Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. AS A RESULT OF DELAYS IN THE MAIL, THE TIME OF THE TRANSMITTAL, THE NECESSARY PROCESSING TIME AND OTHER FACTORS, YOU OR YOUR TRANSFEREE MAY NOT RECEIVE SUCH NEW RIGHTS CERTIFICATES IN TIME TO ENABLE THE RIGHTS HOLDER TO COMPLETE A SALE OR EXERCISE BY THE EXPIRATION DATE. NEITHER THE COMPANY NOR THE SUBSCRIPTION AND INFORMATION AGENT WILL BE LIABLE TO EITHER A TRANSFEROR OR TRANSFEREE FOR ANY SUCH DELAYS.

          5.  EXECUTION.

          (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription and Information Agent is its sole and absolute discretion, must present to the Subscription and Information Agent satisfactory evidence of their authority to so act.

     (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription and Information Agent dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if (i) you wish to transfer your Rights, as specified in Section 3(b) above, to a transferee other than a bank or broker, (ii) if you wish a new Rights Certificate to be issued in a name other than that in which the old Rights Certificate was issued, as specified in Section 4 above, or (iii) if you specify special payment or delivery instructions pursuant to Form 3.

          6.  METHOD OF DELIVERY.

          THE METHOD OF DELIVERY OF RIGHTS CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AND INFORMATION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDER, BUT, IF SENT BY MAIL, IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AND INFORMATION AGENT AND THE CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

          7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

          In the case of Rights that are held of record through the Depository Trust Company or the Philadelphia Depositary Trust Company (each, a "Book-Entry Transfer Facility"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription and Information Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Class A Common Stock (subject to the Company's obligation to issue Class B Common Stock in certain circumstances) subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege.

          8.  SUBSTITUTE FORM W-9.

          Each Rights holder who elects to exercise Rights should provide the Subscription and Information Agent with a correct Taxpayer Identification Number
(TIN) on Substitute Form W-9, a copy of which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription and Information Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Class A Common Stock (or Class B Common Stock pursuant to the Company's obligation to issue Class B Common Stock in certain circumstances) purchased upon the exercise of Rights (for those holders exercising Rights).

                                       7
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                                                                       EXHIBIT A


                         Notice of Guaranteed Delivery

                                                                       EXHIBIT B


                                      W-9